Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)____

_________________

CITIBANK, N.A.
(Exact name of trustee as specified in its charter)

13-5266470 (I.R.S. employer identification no.)
399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip Code)

_________________

MONONGAHELA POWER COMPANY

(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	13-5229392 (I.R.S. employer identification no.)
1310 Fairmont Avenue, Fairmont, WV (Address of principal executive office)	26554 (Zip Code)

_________________

Debt Securities
(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York 33 Liberty Street New York, NY	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.
Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)
Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).
Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)
Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)
Exhibit 5 - Not applicable.
Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)
Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2004 - attached)
Exhibit 8 - Not applicable.
Exhibit 9 - Not applicable.

_________________

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of December, 2004.

CITIBANK, N.A. BY: /S/ Nancy Forte —————————————— Nancy Forte Assistant Vice President

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)
Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2004 - attached)
Exhibit 8 - Not applicable.
Exhibit 9 - Not applicable.

_________________

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of December, 2004.

CITIBANK, N.A. BY: /S/ Nancy Forte —————————————— Nancy Forte Assistant Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on September 30 2004, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS	Thousands of dollars
Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin . . . . .	$15,975,000
Interest-bearing balances . . . . . .	22,130,000
Held-to-maturity securities . . . . .	47,000
Available-for-sale securities . . . .	98,145,000
Federal funds sold in domestic
Offices	2,000
Federal funds sold and
securities purchased under
agreements to resell . . . . . .	16,592,000
Loans and leases held for sale . . . .	8,764,000
Loans and lease financing
receivables:
Loans and Leases, net of
unearned income . . . . . .	362,798,000
LESS: Allowance for loan and lease
losses . . . . . . . . . . .	8,487,000
Loans and leases, net of unearned
income, allowance, and reserve .	354,311,000
Trading assets . . . . . . . . . . . . .	76,074,000
Premises and fixed assets
(including capitalized leases)	4,081,000
Other real estate owned . . . . . . . . .	63,000
Investments in unconsolidated
subsidiaries and associated
companies . . . . . . . . . . . . . .	408,000
Customers' liability to this bank
on acceptances outstanding . . . . .	1,394,000
Intangible assets: Goodwill . . . . . . .	8,802,000
Intangible assets: Other intangible assets . . . . . . . . . . . . . . .	11,380,000
Other assets . . . . . . . . . . . . . .	33,177,000

TOTAL ASSETS . . . . . . . . . . . . . .	$651,345,000

LIABILITIES
Deposits: In domestic offices . . .. . .	$121,163,000
Noninterest- bearing . . . . . . . .	22,047,000
Interest- bearing . . . . . . . . . . .	99,116,000
In foreign offices, Edge and
Agreement subsidiaries,
and IBFs . . . . . . . . . . . . .	315,817,000
Noninterest- bearing . . .. . . . . . .	24,003,000
Interest- bearing . . . . . . . . . . .	291,814,000
Federal funds purchased in domestic
Offices	13,606,000
Federal funds purchased and securities
sold under agreements
to repurchase . . . . . . . . . . .	10,367,000
Demand notes issued to the
U.S. Treasury . . . . . .. . . . .	0
Trading liabilities . . . . . . . . . . .	40,813,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases): ss . . . . . . . . . . . .	54,040,000
Bank's liability on acceptances
executed and outstanding . . . . .	1,394,000
Subordinated notes and debentures . . . .	13,430,000
Other liabilities . . . . . . . . . . . .	29,102,000

TOTAL LIABILITIES . . . . . . . . . . . .	$599,732,000

Minority interest in consolidated
Subsidiaries . .. .. .. .. .. .. .. .. .. .. .	460,000

EQUITY CAPITAL
Perpetual preferred stock and
related surplus . . . . . . . . . .	1,950,000
Common stock . . . . . . . . . . . . . .	751,000
Surplus . . . . . . . . . . . . . . . . .	25,903,000
Retained Earnings . . . . . . . . . . . .	24,390,000

Accumulated other comprehensive income . . . . . . . . . . . .	-1,841,000
Other equity capital components . . . . .	0

TOTAL EQUITY CAPITAL . . . . .. . .. . .	$51,153,000

TOTAL LIABILITIES AND EQUITY
CAPITAL . . . . . . . . . . . . .	$651,345,000

I, William Gonska, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
WILLIAM GONSKA, VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
ALAN S. MACDONALD
WILLIAM R. RHODES
ROBERT B. WILLUMSTAD
DIRECTORS